Exhibit 77K - Changes in Registrant's Certifying Accountant

Government Obligations Fund
Government Obligations Tax-Managed Fund
Prime Obligations Fund
Tax-Free Obligations Fund
Treasury Obligations Fund
Automated Cash Management Trust

On May 19, 1999, the Trust's Board of Trustees, upon the recommendation of the Audit Committee of the Board of Trustees, requested and subsequently accepted the resignation of Arthur Andersen LLP ("AA") as the Trust's independent auditors. AA's reports on the Trust's financial statements for the fiscal years ended July 31, 1998 and July 31, 1999, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust's fiscal years ended July 31, 1998 and July 31, 1999, (i) there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Trust by action of its Board of Trustees, upon the recommendation of the Audit Committee of the Board, has engaged Deloitte & Touche LLP ("D&T") as the independent auditors to audit the Trust's financial statements for the fiscal year ending July 31, 2000. During the Trust's fiscal years ended July 31, 1998 and July 31, 1999, neither the Trust nor anyone on its behalf has consulted D&T on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) of reportable events (as described in paragraph (a)(1)(v) of said Item 304).



Exhibit 77K - Changes in Registrant's Certifying Accountant

Trust for U.S. Treasury Obligations

On May 19, 1999, the Trust's Board of Trustees, upon the recommendation of the Audit Committee of the Board of Trustees, requested and subsequently accepted the resignation of Arthur Andersen LLP ("AA") as the Trust's independent auditors. AA's reports on the Trust's financial statements for the fiscal years ended September 30, 1997 and September 30, 1998, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust's fiscal years ended September 30, 1997 and September 30, 1998, (i) there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Trust by action of its Board of Trustees, upon the recommendation of the Audit Committee of the Board, has engaged Ernst & Young LLP ("E&Y") as the independent auditors to audit the Trust's financial statements for the fiscal year ending July 31, 1999. During the Trust's fiscal years ended September 30, 1997 and September 30, 1998, neither the Trust nor anyone on its behalf has consulted E&Y on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) of reportable events (as described in paragraph (a)(1)(v) of said Item 304).



Exhibit 77K - Changes in Registrant's Certifying Accountant

Automated Government Money Trust
Money Market Trust

On May 19, 1999, the Trust's Board of Trustees, upon the recommendation of the Audit Committee of the Board of Trustees, requested and subsequently accepted the resignation of Deloitte & Touche LLP ("D&T") as the Trust's independent auditors. D&T's reports on the Trust's financial statements for the fiscal years ended July 31, 1998 and July 31, 1999, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust's fiscal years ended July 31, 1998 and July 31, 1999, (i) there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Trust by action of its Board of Trustees, upon the recommendation of the Audit Committee of the Board, has engaged Ernst & Young LLP ("E&Y") as the independent auditors to audit the Trust's financial statements for the fiscal year ending July 31, 2000. During the Trust's fiscal years ended July 31, 1998 and July 31, 1999, neither the Trust nor anyone on its behalf has consulted E&Y on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) of reportable events (as described in paragraph
(a)(1)(v) of said Item 304).



Exhibit 77K - Changes in Registrant's Certifying Accountant

Prime Value Obligations Fund
Prime Cash Obligations Fund
Municipal Obligations Fund

On May 19, 1999, the Trust's Board of Trustees, upon the recommendation of the Audit Committee of the Board of Trustees, requested and subsequently accepted the resignation of Ernst & Young LLP ("E&Y") as the Trust's independent auditors. E&Y's reports on the Trust's financial statements for the fiscal year ended January 31, 1999 and the period ended July 31, 1999, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust's fiscal year ended January 31, 1999 and the period ended July 31, 1999, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and
(ii) there were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Trust by action of its Board of Trustees, upon the recommendation of the Audit Committee of the Board, has engaged Deloitte & Touche LLP ("D&T") as the independent auditors to audit the Trust's financial statements for the fiscal year ending July 31, 2000. During the Trust's fiscal year ended January 31, 1999 and the period ended July 31, 1999, neither the Trust nor anyone on its behalf has consulted D&T on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) of reportable events (as described in paragraph (a)(1)(v) of said Item 304).





Exhibit 77K - Changes in Registrant's Certifying Accountant

Trust for Government Cash Reserves

On May 19, 1999, the Trust's Board of Trustees, upon the recommendation of the Audit Committee of the Board of Trustees, requested and subsequently accepted the resignation of Arthur Andersen LLP ("AA") as the Trust's independent auditors. AA's reports on the Trust's financial statements for the fiscal years ended November 30, 1998 and November 30, 1999, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust's fiscal years ended November 30, 1998 and November 30, 1999, (i) there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Trust by action of its Board of Trustees, upon the recommendation of the Audit Committee of the Board, has engaged Deloitte & Touche LLP ("D&T") as the independent auditors to audit the Trust's financial statements for the fiscal year ending July 31, 2000. During the Trust's fiscal years ended November 30, 1998 and November 30, 1999, neither the Trust nor anyone on its behalf has consulted D&T on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) of reportable events (as described in paragraph (a)(1)(v) of said Item 304).